                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                           RECEIVABLES SALE AGREEMENT


                            DATED AS OF MAY 24, 2002

                                     BETWEEN


                       AMERICAN COMMERCIAL BARGE LINE LLC
                                as an Originator

                        AMERICAN COMMERCIAL TERMINALS LLC
                                as an Originator


                                       AND


                  AMERICAN COMMERCIAL LINES FUNDING CORPORATION
                                    as Buyer

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I   AMOUNTS AND TERMS OF THE PURCHASE ...........................      2

    Section 1.1  Purchase of Receivables ................................      2

    Section 1.2  Payment for the Purchases ..............................      3

    Section 1.3  Purchase Price Credit Adjustments. If on any day: ......      4

    Section 1.4  Payments and Computations, Etc .........................      5

    Section 1.5  Transfer of Records ....................................      5

    Section 1.6  Characterization .......................................      6

ARTICLE II  REPRESENTATIONS AND WARRANTIES ..............................      6

    Section 2.1  Representations and Warranties of Originators ..........      6

ARTICLE III CONDITIONS OF PURCHASE ......................................     10

    Section 3.1  Conditions Precedent to All Purchases ..................     10

ARTICLE IV  COVENANTS ...................................................     10

    Section 4.1  Affirmative Covenants of Originators ...................     10

    Section 4.2  Negative Covenants of Originators ......................     14

ARTICLE V   TERMINATION EVENTS ..........................................     16

    Section 5.1  Termination Events .....................................     16

    Section 5.2  Remedies ...............................................     16

ARTICLE VI  INDEMNIFICATION .............................................     17

    Section 6.1  Indemnities by Originators .............................     17

    Section 6.2  Other Costs and Expenses ...............................     19

ARTICLE VII MISCELLANEOUS ...............................................     19

    Section 7.1  Waivers and Amendments .................................     19

    Section 7.2  Notices ................................................     20

    Section 7.3  Protection of Ownership Interests of Buyer .............     20

    Section 7.4  Confidentiality ........................................     21

    Section 7.5  Bankruptcy Petition ....................................     21

    Section 7.6  Limitation of Liability ................................     22

    Section 7.7  CHOICE OF LAW ..........................................     22

    Section 7.8  CONSENT TO JURISDICTION ................................     22

    Section 7.9  WAIVER OF JURY TRIAL ...................................     22

                                TABLE OF CONTENTS
                                   (continued)

    Section 7.10 Integration; Binding Effect; Survival of Terms .........     23

    Section 7.11 Counterparts; Severability; Section References .........     23

                                TABLE OF CONTENTS

                                                                            PAGE
Exhibit I    Definitions ...............................................     E-1
Exhibit II   Originator Company Information ............................    E-II
Exhibit III  Lock-Boxes; Collection Account; Collection Banks ..........   E-III
Exhibit IV   Compliance Certificate ....................................    E-IV
Exhibit V    Credit and Collection Policies ............................     E-V
Exhibit VI   Subordinated Note .........................................    E-VI
Schedule A   Documents to be Delivered .................................   E-VII

                           RECEIVABLES SALE AGREEMENT

            THIS RECEIVABLES SALE AGREEMENT, dated as of May 24, 2002, is by and between AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware limited liability company ("ACBL"), AMERICAN COMMERCIAL TERMINALS LLC, a Delaware limited liability company ("ACT", and together with ACBL, the "Originators" and each an "Originator") and AMERICAN COMMERCIAL LINES FUNDING CORPORATION, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Receivables Purchase Agreement).

                             PRELIMINARY STATEMENTS

            Each Originator now owns, and from time to time hereafter will own, Receivables. Each Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

            Prior to the Effective Date, the Originators sold and assigned to the Buyer certain other Receivables pursuant to the Prior Sale Agreement (as defined herein).

            The Originators and Buyer intend the transactions contemplated hereby and by the Prior Sale Agreement to be true sales of the Receivables from the applicable Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and the Originators and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to the applicable Originator.

            Following the purchase of Receivables from the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Receivables Purchase Agreement") among Buyer, ACBL, as Servicer, Jupiter Securitization Corporation ("Company"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Receivables Purchase Agreement, as agent for Company and such Financial Institutions (in such capacity, the "Agent").

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        AMOUNTS AND TERMS OF THE PURCHASE

            Section 1.1 Purchase of Receivables.

                  (a) On the Effective Date in consideration for the Purchase Price therefor and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the Effective Date (the "Initial Cutoff Date") and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the Effective Date Buyer shall acquire all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with
Section 1.2. In connection with payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                  (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of such Receivables. Except for the Purchase Price Credits owed pursuant to
Section 1.3, and subject to the other terms and conditions hereof, the sale of Receivables hereunder is made without recourse to the applicable Originator; provided, however, that such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the Effective Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement, and note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), the applicable Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

            Section 1.2 Payment for the Purchases.

                  (a) The Purchase Price for the Purchase of Receivables in existence on the close of business on the Initial Cutoff Date shall be payable in full by Buyer to the applicable Originator on the Effective Date, and shall be paid to such Originator in the following manner:

                        (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables and the other Receivables previously sold by the Originators pursuant to the Prior Sale Agreement to the Agent for the benefit of the Purchasers under the Receivables Purchase Agreement (less the amount of any funds required to pay in full the outstanding balance of the subordinated notes issued by the Buyer to the Originators under the Prior Sale Agreement); and

                        (ii) the balance, by such Originator making a subordinated revolving loan (a "Subordinated Loan") to Buyer. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to the applicable Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d) of this Section 1.2.

                  (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

            first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Receivables Purchase Agreement or other cash on hand; and

            second, by the applicable Originator making a Subordinated Loan to the Buyer in an amount equal to the remaining unpaid balance of such Purchase Price.

Each Originator irrevocably agrees to make each applicable Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the applicable Subordinated Note and shall be payable solely from funds which Buyer is not required under the Receivables Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

                  (c) From and after the Termination Date, each Originator shall not be obligated to (but may, at its option) sell Receivables to Buyer unless such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Receivables Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

                  (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator on the date such Receivable came into existence, settlement between Buyer and such Originator of the unpaid Purchase Price for any Receivables coming into existence during each Calculation Period shall be effected on a monthly basis on the following Settlement Date based on the information contained in the Daily and Monthly Report delivered by the Servicer pursuant to Article VIII of the Receivables Purchase Agreement for such Calculation Period. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                  (e) Prior to the Initial Cutoff Date, ACBL and ACT sold, transferred, assigned or conveyed certain Receivables and Related Security to the Buyer pursuant to the Prior Sale Agreement (the "Prior Sales"). Each of ACBL and ACT hereby (i) confirms and reaffirms the Prior Sales made (or purported to be made) by such Originator, (ii) acknowledges that such Originator has received fair consideration for such Prior Sales and (iii) agrees that such Prior Sales shall otherwise be subject to the terms, conditions, representations, warranties, covenants, indemnities and other provisions contained herein (excluding Sections 1.2(a), (b), (c) and (d)) as though such Prior Sales were made on the Effective Date.

            Section 1.3 Purchase Price Credit Adjustments. If on any day:

                  (a) the Outstanding Balance of a Receivable is:

                        (i) reduced as a result of any defective or rejected or returned goods or services, any discount demurrage or any adjustment or otherwise by the applicable Originator (other than cash Collections on account of the Receivables),

                        (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in
Article II are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the aggregate Purchase Price otherwise payable hereunder to the applicable Originator with respect to the other Receivables of such Originator coming into existence on the day that any of the events set forth in clauses (a) or (b) of this Section 1.3 occurs or is discovered, in an amount equal to (x) the Outstanding Balance of the affected Receivable if the Outstanding Balance of such Receivable has been cancelled or if clause (b) of this Section 1.3 applies, or (y) the amount of any reduction in the Outstanding Balance of the affected Receivable if clause (a) applies (other than a total cancellation of the Outstanding Balance). If the total Purchase Price Credit for all affected Receivables of an Originator coming into existence on any day exceeds the Original Balance of the other Receivables of such Originator coming into existence on such day, then the applicable Originator shall pay the excess amount of such Purchase Price Credit to Buyer in cash immediately, provided that such Originator shall be allowed to offset the excess amount of such Purchase Price Credit against any indebtedness owed to it under the Subordinated Note, subject to the subordination provisions and any other restrictions on payments set forth therein. The Buyer shall be automatically deemed to sell, assign, transfer, set-over and otherwise reconvey to the applicable Originator, without recourse, representation or warranty, any Receivable which is the subject of a Purchase Price Credit that has reduced the Purchase Price for such Receivable to zero (and as to which such Originator has complied with the requirements of the immediately preceding sentence).

            Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

            Section 1.5 Transfer of Records.

                  (a) In connection with the Purchase of Receivables hereunder or under the Prior Sale Agreement, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records relating to such Receivables, without the need for any further documentation in connection with the Purchase. In connection with such transfer, such Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective or to avoid a violation of such license, the foregoing grant shall not be effective until such consent is obtained, and each Originator hereby agrees that it will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Receivables Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder or under the Prior Sale Agreement, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

            Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Receivables together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

            Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants to Buyer on the Effective Date and on the date of each Purchase that:

                  (a) Corporate Existence and Power. Such Originator is a limited liability company, duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power as a limited liability company and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which such Originator is a party, and the performance of its obligations hereunder and thereunder and such Originator's use of the proceeds of the Purchases made hereunder or under the Prior Sale Agreement, are within its powers and authority as a limited liability company and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                  (c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which such Originator is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its limited liability company agreement or certificate of formation or any member agreements, voting trusts or other similar assignments, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which such Originator is a party or by which such Originator or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting such Originator or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body, which default could be reasonably expected to have a Material Adverse Effect.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any Purchase Price payment hereunder or under the Prior Sale Agreement will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each Purchase hereunder, such Originator (i) is the legal and beneficial owner of the Receivables and
(ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim. Immediately prior to each Purchase under the Prior Sale Agreement, such Originator (i) was the legal and beneficial owner of the Receivables and (ii) was the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement and the Prior Sale Agreement, together with the filing of the financing statements contemplated hereby or thereby, were or are effective to transfer to Buyer (and Buyer acquired or shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the addresses listed on Exhibit II or such other locations of which Buyer has been notified in accordance with
Section 4.2(a) and if such locations are in jurisdictions where action is required by Section 4.2(a), such action has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on
Exhibit II.

                  (l) Collections. The conditions and requirements set forth in
Section 4.1(i) have at all times on or after the Effective Date been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on
Exhibit III. Such Originator has not granted any Person, other than the Agent or Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. Since December 28, 2001 no event has occurred that would have a Material Adverse Effect.

                  (n) Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than as listed on
Exhibit II.

                  (o) Not a Holding or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (p) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, but only to the extent applicable, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (q) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to its Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(v).

                  (r) Payments to Originators. With respect to each Receivable transferred to Buyer hereunder or under the Prior Sale Agreement, the purchase price for such Receivable received by such Originator constituted reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder or under the Prior Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (s) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (t) Eligible Receivables. Each Receivable included at any time in the Net Receivables Balance as an Eligible Receivable was an Eligible Receivable on the date of its Purchase (or, with respect to any Receivable sold pursuant to the Prior Sale Agreement, on the Effective Date).

                  (u) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement and by the Prior Sales Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                                  ARTICLE III
                             CONDITIONS OF PURCHASE

            Section 3.1 Conditions Precedent to All Purchases. The Purchases under this Agreement are subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A hereto and (b) the Effective Date shall have occurred.

                                   ARTICLE IV
                                    COVENANTS

            Section 4.1 Affirmative Covenants of Originators. From the Effective Date until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

                  (a) Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

                        (i) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                        (ii) Member Statements and Reports. Promptly upon the furnishing thereof to the members of such Originator, copies of all financial statements, reports and proxy statements so furnished.

                        (iii) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

                        (iv) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Company, copies of the same.

                        (v) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to such Originator's Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's consent thereto.

                        (vi) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                        (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

                        (ii) Judgment and Proceedings. The entry of any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Originator and its Subsidiaries exceeds $5,000,000 after deducting (a) the amount with respect to which Originator or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and
      (b) the amount for which Originator or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator.

                        (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                        (iv) Defaults Under Other Agreements. The occurrence of a material default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor.

                        (v) Downgrade of the Originators. Any downgrade in the rating of any Indebtedness of such Originator by Standard and Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge; provided, however, that prior to the occurrence of an Amortization Event, only one audit to be conducted within six months following the Effective Date and one audit per calendar year thereafter shall be at the expense of such Originator.

                  (e) Keeping and Marking of Records and Books.

                        (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                        (ii) Such Originator will (A) on or prior to the Effective Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Receivables Purchase Agreement and
      (B) upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with its Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables and the Collections and (B) all of such Originator's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

                  (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Receivables Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and is not a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Receivables Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

                  (i) Collections. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Receivables Purchase Agreement.

                  (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing. Such Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

            Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

                  (a) Name Change, Offices and Records. Such Originator will not change its name, identity or corporate structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or change the location of its chief executive office, its jurisdiction of organization or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policies. Such Originator will not make any change to its Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted for ACBL in its capacity as Servicer pursuant to Article VIII of the Receivables Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with its Credit and Collection Policy.

                  (d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

                  (e) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby or by the Prior Sale Agreement in any manner other than the sale of the Receivables and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V
                               TERMINATION EVENTS

            Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) Any Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                  (c) Failure of any Originator to pay any Indebtedness when due in excess of $5,000,000 or the default by such Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or
(ii) any proceeding shall be instituted by or against any Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

                  (e) A Change of Control shall occur.

                  (f) One or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) Business Days without a stay of execution.

            Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originators; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Originators and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by such Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

            Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests under the Receivables Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to the Originators for amounts otherwise specifically provided to be paid by the Originators under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:

                        (1) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

                        (2) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                        (3) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                        (4) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                        (5) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                        (6) the commingling of Collections of Receivables at any time with other funds;

                        (7) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase Price payment, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                        (8) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                        (9) any Termination Event described in Section 5.1(d);

                        (10) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections and all of such Originator's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

                        (11) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the initial Purchase or at any subsequent time;

                        (12) any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; or

                        (13) any attempt by any Person (other than the Purchaser) to void any Purchase (whether made hereunder or under the Prior Sale Agreement) under statutory provisions or common law or equitable action.

            Section 6.2 Other Costs and Expenses. The Originators shall be jointly and severally liable to Buyer for (and shall pay on demand) all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. The Originators shall be jointly and severally liable to Buyer for (and shall pay on demand) any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                   ARTICLE VII
                                  MISCELLANEOUS

            Section 7.1 Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Receivables Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

            Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

            Section 7.3 Protection of Ownership Interests of Buyer.

                  (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at such Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables originated by it of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                  (b) If an Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

            Section 7.4 Confidentiality.

                  (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Company and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that any Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent and the other Purchasers, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers who execute a confidentiality agreement for the benefit of the Originators and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, Commercial Paper Dealer, provider of a surety, guaranty or credit or liquidity enhancement to Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets, for which the Agent acts as administrative agent, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (provided that, if they are officers, directors, employees, outside accountants or attorneys of a person described in clause (ii), they are bound by the confidentiality agreement referred to in clause (ii)) and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

            Section 7.5 Bankruptcy Petition. (a) Each Originator and Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Company or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the later to occur of (i) the date on which all Senior Claims (as defined in its Subordinated Note) shall have been indefeasibly paid and satisfied in full and (ii) the Collection Date (as defined in its Subordinated Note), it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Company, the Agent or any Financial Institution, no claim may be made by any Originator or any other Person against Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

            Section 7.8 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND SUCH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

            Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER

SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATORS PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

            Section 7.10 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of each Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any of the Originators. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Receivables Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Receivables Purchase Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Receivables Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

            Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

            Section 7.12 Subordination. Each Originator shall have the right to receive, and Buyer shall make, any and all payments relating to any indebtedness, obligation or claim such Originator may from time to time hold or otherwise have against Buyer or any assets or properties of Buyer, in each case, to the extent arising hereunder, provided that, after giving effect to any such payment, (i) the Buyer would continue to be Solvent and (ii) Buyer's Tangible Net Worth would equal or exceed the Minimum Tangible Net Worth; and provided further that no Amortization Event shall have occurred and then be continuing or would result therefrom or after giving effect thereto. Each Originator hereby agrees that at any time during which the conditions set forth in the immediately preceding sentence shall not be satisfied, such Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of Buyer owing to the Agent or any Purchaser under the Receivables Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                        AMERICAN COMMERCIAL BARGE LINE LLC,
                                        as an Originator

                                        By: /s/ James J. Wolff
                                            ____________________________________
                                            Name: James J. Wolff
                                            Title: Senior Vice President

                                            Address: 1701 E. Market Street
                                                     Jeffersonville, Indiana
                                                     47130-4717
                                                     Fax: (812) 288-0294


                                        AMERICAN COMMERCIAL TERMINALS LLC,
                                        as an Originator

                                        By: /s/ James J. Wolff
                                            ____________________________________
                                            Name: James J. Wolff
                                            Title: Senior Vice President

                                            Address: 1701 E. Market Street
                                                     Jeffersonville, Indiana
                                                     47130-4717
                                                     Fax: (812) 288-0294


                                        AMERICAN COMMERCIAL LINES FUNDING
                                        CORPORATION, as Buyer

                                        By: /s/ James J. Wolff
                                            ____________________________________
                                            Name: James J. Wolff
                                            Title: Senior Vice President

                                            Address: 1701 E. Market Street
                                                     Jeffersonville, Indiana
                                                     47130-4717
                                                     Fax: (812) 288-0294